Exhibit 99.1

                        [Steven Madden, Ltd. Letterhead]




May 20, 2004


FMR Corp.
82 Devonshire Street
Boston, MA  02109
Attn:  Eric Roiter, General Counsel

Re:  Steven Madden, Ltd.

Dear Mr. Roiter,

This will confirm my conversation with Robert McCormick this afternoon during which I agreed that the management of Steven Madden, Ltd. (the "Company") will request that the board of directors of the Company consider amending the Company's 1999 Stock Plan to provide that no material amendments will be made to such plan without stockholder approval.

Sincerely,

/s/ JAMIESON KARSON
-----------------------------------------
Jamieson Karson
Vice Chairman and Chief Executive Officer